EXHIBIT 10.28

AMENDMENT NO. 1
TO
CONSULTING AGREEMENT

This constitutes Amendment No. 1 to that certain Consulting Agreement (the “Agreement”), dated August 24, 2011, by and between SafedoX, Inc., a Wyoming corporation (the “Company”),  and Justin Beauchane (“Consultant”).

For good and adequate consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree, as follows:

A.	Section 4 of the Agreement is hereby deleted in its entirety and replaced with the following:

“4.           Compensation; Expenses of Consultant.  In consideration of the services to be performed by Consultant, the Company agrees to pay to Consultant the sum of $35,500, payable as follows:

A.	the sum of $2,500 in cash, upon the mutual execution of this Agreement; and

B.	the sum of $33,000, payable by the issuance of 100,000 shares of the Company’s common stock, upon the mutual execution of this Agreement.

The compensation paid to Consultant pursuant to subparagraph 4(A) shall be deemed to be earned by Consultant upon the mutual execution of this Agreement.

As to the 110,000 shares of the Company’s common stock paid to Consultant pursuant to subparagraph 4(B):

With respect to 10,000 of such shares, all of such shares shall be deemed to be earned by Consultant upon the mutual execution of this Agreement; and

With respect to 100,000 of such shares of the Company’s common stock, none of such shares shall be deemed to have been earned by Consultant, unless and until the Company shall have obtained at least 100,000 end-users through the efforts of Consultant.

For purposes of calculating the number of end-users obtained through the efforts of Consultant, it is agreed by the Company and Consultant that the method embodied in the chart included in Annex I attached hereto and made a part hereof shall be used.  It is further agreed by the Company and Consultant that an end-user shall be deemed to be obtained by the Company upon the Company’s receipt of the 2nd month’s subscription payment by any such end-user obtained through the efforts of Consultant.

Consultant agrees that he shall be responsible for all expenses incurred in his performance hereunder.”

In all other aspects, the Agreement is ratified and affirmed.

“COMPANY”:		“CONSULTANT”:

SAFEDOX, INC.
/s/ JUSTIN BEAUCHANE
Justin Beauchane
By: /s/	MANOJ PATEL
Manoj Patel
President

ANNEX I

The following is for illustration purposes only and is not intended to infer that Consultant will be given credit only for end-users obtained by two levels of Revenue Partners associated with Consultant.  Rather, Consultant will receive credit for end-users for all levels of Revenue Partners associate with Consultant.

* assumes receipt by the Company of the 2nd month’s subscription payment from all such end-users.

CONSULTING AGREEMENT

This Consulting Agreement is made as of the 24th day of August, 2011, by and between

“COMPANY”:	and	“CONSULTANT”:
SAFEDOX, INC.		Justin Beauchane
11801 Pierce Street		__________________
2nd Floor		__________________
Riverside, California 92505		(___) __________
(951) 710-3000		__________________
manoj@safedox.com	SSN:	__________________

WHEREAS, Consultant has experience and expertise in corporate operations, financing and sales; and

WHEREAS, the Company desires to be assured of the association and services of Consultant, in order to avail itself of Consultant’s experience, skills, abilities, knowledge and background to develop an operating strategy; and

WHEREAS, Consultant agrees to be engaged and retained by the Company as an independent contractor upon the terms and conditions set forth herein; and

NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed:

1.           Engagement.  The Company hereby engages Consultant, on a non-exclusive basis, to render consulting services with respect to the development and implementation of, among other tasks, an corporate operating strategy on behalf of the Company.  Consultant hereby accepts such engagement and agrees to render such consulting services throughout the term of this Agreement. It is further agreed that Consultant shall have no authority to bind the Company to any contract or obligation or to transact any business in the Company’s name or on behalf of the Company, in any manner. The parties intend that Consultant shall perform his services required hereunder as an independent contractor.  Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement and Consultant agrees to, and acknowledges the obligation to, pay all self-employment and other taxes thereon.

2.           Duties of Consultant.  Throughout the term of this Agreement, Consultant will use its best efforts and due diligence to perform, on behalf of the Company, such services as may be requested from time to time by the President of the Company.  Consultant shall set his own general hours of work and shall provide his own workspace, office equipment and computer equipment to perform his services hereunder, the Company being interested only in Consultant’s timely and full completion of tasks assigned.  Consultant may engage in other consulting work during the term of this Agreement without the prior written consent of the Company, provided that (a) such work is not performed on behalf of any person or entity that offers a product that competes with the Company’s products; (b) such work does not cause Consultant to be in violation of any terms of this Agreement; and (c) such work does not delay or hinder the work to be performed under this Agreement.

3.           Term and Termination.  The term of this Agreement shall commence on the date first written above and will continue until December 31, 2011, unless earlier terminated as provided herein.  The Company may terminate this Agreement at any time for any reason or no reason, with or without cause.

4.           Compensation; Expenses of Consultant.  In consideration of the services to be performed by Consultant, the Company agrees to pay to Consultant the sum of $5,500, payable as follows:

A.          the sum of $2,500 in cash, upon the mutual execution of this Agreement; and
B.          the sum of $3,000, payable by the issuance of 10,000 shares of the Company’s common stock, upon the mutual execution of this Agreement.

The compensation paid to Consultant pursuant to this paragraph 4 shall be deemed to be earned by Consultant upon the mutual execution of this Agreement.

Consultant agrees that he shall be responsible for all expenses incurred in his performance hereunder.

5.           Further Compensation – Finder’s Fee Agreement.  The Company is currently seeking capital with which to establish its SafedoXTM products in their markets and is seeking to locate potential investors.  The parties agree that, should Consultant introduce the Company to one or more investors who actually invest in the Company, then the Company would pay Consultant finder’s fees, in the manner described in this paragraph 5.

In consideration of Consultant’s efforts under this paragraph 5, the Company shall pay to Consultant finder’s fees, as follows:

(A)           shares of Company common stock in an amount equal to 10% of the amount invested by each investor introduced to the Company by Consultant, which shares shall be valued at $3.00 per share [by way of example, if an investor invests $30,000, then Consultant would be issued 1,000 shares of Company common stock ($30,000 X 10% = $3,000 ÷ $3.00 = 1,000 shares)]; and

(B)           cash in the amount of $.15 for every $3.00 invested by each investor introduced to the Company by Consultant.

In performing his duties as a finder under this paragraph 5, Consultant is to do no more than refer potential investors to the Company and to make introductions of them.  Consultant agrees not to perform any services that would normally be performed by a licensed securities broker or dealer, as Consultant will not be acting in such capacity.  When Consultant has made an introduction, Consultant will have performed all of the service required for Consultant to have earned the described finder’s fees, should such referred potential investor invest funds in the Company.  Consultant will be paid his compensation at such time as the Company has received available funds from an investor introduced to the Company by Consultant.

With respect to introductions to be made by Consultant, Consultant is to advise the Company in writing, including by e-mail to manoj@safedox.com, of the identity of such potential investor.  If such referred investor is already known to the Company and is an investor with whom the Company has an existing relationship through its own efforts, the Company will advise Consultant within three (3) days of the date the Company receives Consultant’s notice of reference, and Consultant will not be considered a finder as to that potential investor.  If the Company does not so advise you within such three-day period, Consultant will be considered a finder as to that potential investor.

6.          Conflicting Obligations.  Consultant certifies that he has no outstanding agreement or obligation that conflicts with any of the provisions of this Agreement.  Consultant will not enter into any agreements or obligations that would conflict with any of the provisions of this Agreement or that would preclude Consultant from complying with the provisions hereof.  In view of Consultant’s access to the Company's Confidential Information, Consultant further agrees that Consultant will not, without Company's prior written consent, design, write, develop or otherwise create, directly or indirectly, any software or computer code that is similar in any way to that provided, developed, modified or otherwise tested and maintained under this Agreement for any third party during the term of this Agreement and for a period of two (2) years after the termination of this Agreement.  Except as specifically authorized by the Company, Consultant will not, for two (2) years after the termination of this Agreement, (i) request or advise any supplier, customer or other person, firm, partnership, association, corporation or business organization, entity or enterprise having business dealings with the Company or any subsidiary or affiliate of the Company to withdraw, curtail or cancel such business dealings, or (ii) induce or attempt to influence any employee or Consultants of the Company or any subsidiary or affiliate of the Company to terminate his or her employment or consulting relationship with the Company or such subsidiary or affiliate.

7.           Representations of the Company.  The Company represents and warrants to Consultant that:

A.           The Company will cooperate fully and timely with Consultant to enable Consultant to perform its obligations hereunder.

B.            The execution and performance of this Agreement by the Company has been duly authorized by the Board of Directors of the Company.

C.            The performance by the Company of this Agreement will not violate any applicable court decree, law or regulation, nor will it violate any provisions of the organizational documents of the Company or any contractual obligation by which the Company may be bound.

D.           The shares of Company common stock, when issued and delivered pursuant to the terms of this Agreement, will be duly issued, fully paid and non-assessable.

8.           Representations of Consultant.  Consultant represents and warrants to the Company that:

A.           Consultant is under no legal disability with respect to the execution and performance of this Agreement.

B.            The performance by Consultant under this Agreement will not violate any applicable court decree, law or regulation, nor will it violate any provisions of any contractual obligation by which Consultant may be bound.

C.           Consultant represents and warrants that it has had the opportunity to review the information with respect to the Company attached hereto as Exhibit “A” and made a part hereof, and to ask questions of, and receive answers from, the principals of the Company regarding the disclosures contained in Exhibit “A”.  Further, Consultant understands and acknowledges that the Company is a development-stage company and may never earn a profit.

D.           Consultant represents and warrants to the Company that the shares of common stock being acquired pursuant to this Agreement are being acquired for its own account and for investment and not with a view to the public resale or distribution of such shares and further acknowledges that the shares being issued have not been registered under the Securities Act or any state securities law and are “restricted securities”, as that term is defined in Rule 144 promulgated by the SEC, and must be held indefinitely, unless they are subsequently registered or an exemption from such registration is available.

E.           Consultant consents to the placement of a legend restricting future transfer on the certificates representing the shares of common stock to be issued hereunder, which legend shall be in the following, or similar, form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION AFFORDED BY SECTION 4(2) OF THE SECURITIES ACT OF 1933, AS AMENDED.  THE SECURITIES MAY NOT BE TRANSFERRED WITHOUT REGISTRATION EXCEPT IN TRANSACTIONS EXEMPT FROM SUCH REGISTRATION.”

9.          Confidentiality.  “Confidential Information” means information in any form, not generally known to the public, disclosed to or acquired by Consultant directly or indirectly from the Company or any clients, customers, business partners or affiliates of the Company during the term hereof, including, without limitation: (i) information relating to the research, developments, systems, operations, clients, customers, and business activities and business plans and planning of the Company; (ii) information received from any clients, customers, business partners or Affiliates of the Company; (iii) information specifically designated by the Company as confidential; and (iv) information relating to the Company’s products, including software products, and all computer code relating to such products, and specifically to include all computer code disclosed to or developed by Consultant during the term hereof.

Consultant agrees not to disclose, at any time, any Confidential Information to any person not an employee or recognized consultant of the Company, nor will Consultant use Confidential Information for any purpose other than as required to perform its services hereunder.  Further, Consultant agrees not to take or reproduce, at any time, or in any way, Confidential Information, unless required by the Company for Consultant to perform hereunder.  Consultant shall, upon the termination of this Agreement, return to the Company all Confidential Information in its possession or under its control.

10.         Notices.  All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address as to which notice pursuant to this section may be given, and shall be given by personal delivery, by certified mail (return receipt requested), Express Mail or by national or international overnight courier. Notices will be deemed given upon the earlier of actual receipt of three (3) business days after being mailed or delivered to such courier service.

Notices shall be addressed to the parties at the addresses set forth above.

11.         Miscellaneous.

A.           Arbitration and Equitable Relief.  The parties will attempt to promptly resolve any dispute or controversy arising out of or relating to the formation, performance or termination of this Agreement; provided, however, if the parties are unable to reach a settlement amicably, such dispute will be submitted to binding arbitration before a single arbitrator to be held in Las Vegas, Nevada, in accordance with the rules then in effect of the American Arbitration Association.  Any negotiations pursuant to this paragraph are confidential and will be treated as compromise and settlement negotiations for all purposes.  The arbitrator may grant injunctions or other relief in such dispute or controversy.  It is expressly agreed that the arbitrator, as part of its award, can award attorneys’ fees to the prevailing party.  The decision of the arbitrator will be final, conclusive and binding on the parties to the arbitration.  Judgment may be entered on the arbitrator's decision in any court of competent jurisdiction. The Company and Consultant shall each pay one-half (½) of the costs and expenses of such arbitration, and each shall separately pay its respective attorneys' fees and related expenses. This arbitration provision shall be binding on all employees, agents, contractors, investors, suppliers, vendors, assigns, purchasers, and clients of the Company and Consultant.  Notwithstanding the foregoing, the Company may pursue any remedies at law or in equity in the event Consultant fails to fully perform all of the covenants and agreements herein. In the event the Company seeks injunctive relief or specific performance, Consultant agrees that no bond or other security will be required in obtaining such equitable relief and the Consultants hereby consents to the issuance of an injunction and to the ordering of specific performance.

B.           Governing Law.  This Agreement will be governed, construed and controlled by the laws of the State of Wyoming and the Federal Arbitration Act, the latter to control in case of conflict.

C.           No Assignment.  This Agreement is not assignable in whole or in any part, and shall be binding upon the parties, their representatives, successors or assigns.

D.           Counterparts.  This Agreement may be executed in multiple counterparts which shall be deemed an original. It shall not be necessary that each party execute each counterpart, or that any one counterpart be executed by more than one party, if each party executes at least one counterpart.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the day and year first above written.

“COMPANY”:		“CONSULTANT”:

SAFEDOX, INC.		/s/ JUSTIN BEAUCHANE
Justin Beauchane

By: /s/	MANOJ PATEL
Manoj Patel
President